Monthly Investor Certificateholders' Statement (K)
                 CAPITOL REVOLVING HOME EQUITY LOAN TRUST 1997-1
                                CUSIP # 140915AC3

     Under subsection 5.3 of the Pooling and Servicing Agreement dated as of November 1, 1997 by and between Chevy Chase Bank, F.S.B., a federally chartered savings bank, as Transferor and Servicer, and US Bank National Assoc., as Trustee and Custodial Agent (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the Pooling and Servicing Agreement"), Chevy Chase Bank, F.S.B., as the Servicer, is required to prepare certain information each month regarding current distributions on the Certificates and the performance of the Capitol Revolving Home Equity Loan Trust 1997-1 (the "Trust") during the related Collection Period. The information that is required to be prepared with respect to the distribution to Holders (the "Certificateholders") of the Certificates, on February 20, 1998 (the "Distribution Date") and the performance of the Trust during the month January, 1998 ("the Collection Period") is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Certificate, as the case may be. Capitalized terms used and not otherwise defined herein have the meanings assigned them in the Pooling and Servicing Agreement.

A. Information Regarding the Current Monthly Distribution to Certificateholders (Per $1,000 Original Principal Amount of a Certificate).

     1.   The Investor Certificateholder's Floating Allocation
           Percentage for the last day of the preceding
           Collection Period................            95.69%

     2.   The Investor Certificate distribution amount...........$14.71

     3.   The amount of Investor Certificate Interest  included in
           such distribution, the related Investor Certificate
           Rate and the portion
           thereof attributable to collections in
           respect of the Mortgage Loans......          $4.9067
           ..........................................           5.8138%
           ...........................................          $4.9067

     4.  The amount, if any, of any Unpaid Investor
          Certificate Interest Shortfall included in
          such distribution (and the amount of interest
          thereon)...........................            $0.00
          .....................................            $0.00

     5.   The amount, if any, of the remaining Unpaid
           Investor Certificate Interest Shortfall
           giving effect to such distribution.........    $0.00

     6.   The amount, if any, of principal included in
           such distribution, separately stating the
           components thereof (including the portion
           thereof attributable to collections in respect of
           the Mortgage Loans)................            $9.80
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     7.   The amount, if any, of the reimbursement of
           previous Investor Loss Reduction Amount
           included such distribution.........            $0.00

     8.   The amount, if any, of the aggregate
           unreimbursed Investor Loss Reduction
           Amounts after giving effect to such distribution........ $0.00

     9.   The Servicing Fee for such Distribution
           Date...............................            $0.36

     10.  after giving effect to such Distribution
           a. the Invested Amount.............          $970.30
           b. the Investor Certificate Principal Balance................$970.30

     11.  after giving effect to such Distribution
           a. the Spread Account Amount.......            $8.28
           b. the amount, if any transferred from the Spread Account......$0.00

     12.  a. The Pool Balance as of the end of the
              preceding Collection Period.....  $182,225,967.94
          b. the number and aggregate of the Trust Balances of the Mortgage Loans as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, at the close of business on the last day of the related Collection Period

                                      Number  Aggregate Balance
          30-59 days                      63     $2,553,402.92
          60-89 days                       9       $234,570.84
          90+ days                         3        $49,292.22

     13.  the Certificate Insurance Draw Amount, if any.......$0.00


     14.  the aggregate Liquidation Loss Amount for all
           Mortgage Loans that became Liquidated Mortgage
           Loans in the Preceding Collection Period.............$0.00

     15.  the Trust Balance of any Mortgage Loan,
           the related Mortgaged Property of which
           is acquired by the Trust through forclosure............$0.00

     16.  the Pre-Funding Amount.............          $112.34

     17.  the aggregate Cut-Off Date Trust Balances of Subsequent
           Mortgage Loans purchased during the preceding Collection
           Period.............................            $0.00

     18.  the amount on deposit in the Capitalized Interest
           Account............................            $4.68

     19.  the amount of any Basis Risk Payment included in such
           distribution.......................            $0.00


     IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed this 23th day of February, 1998

                                          CHEVY CHASE BANK, F.S.B.
                                          as Servicer



                                          By: Carol Thomas
                                              -----------------------------
                                              Carol Thomas
                                              Vice President